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                                                                      EXHIBIT 21
                        SUBSIDIARIES OF CEPHALON, INC.



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
                                                                         Place of
                              NAME                                     Incorporation
                              ----                                     -------------

Cephalon Development Corporation................................         Delaware
Cephalon International Holdings, Inc............................         Delaware
Cephalon Investments, Inc.......................................         Delaware
Cephalon Technology, Inc........................................         Delaware
Cephalon (U.K.) Limited.........................................     England and Wales
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